RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

Final Pricing Supplement

Pricing Supplement Dated April 27, 2010 to the Product
Prospectus Supplement Dated April 9, 2010, Prospectus
Dated January 11, 2010, and Prospectus Supplement Dated
January 11, 2010
$26,260,000 Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer Royal Bank of Canada

Royal Bank of Canada is offering forty (40) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated April 9, 2010.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Forty RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	April 27, 2010	Principal Amount:	$1,000 per RevCons
Issuance Date:	April 30, 2010	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Share Price:	The closing price of the Reference Stock on the pricing date.	Final Share Price:	The closing price of the Reference Stock on the valuation date.
Payment at Maturity (if	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
held to maturity):	(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.
If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.
Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From the Pricing Date to the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Initial Share Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2015	Arch Coal, Inc. (ACI)	14.50%	26.68	21.34	3 Months	78008HT34	$234,000	100%	$3,510.00 1.50%	$230,490.00 98.50%
2016	Allegheny Technologies, Inc. (ATI)	12.50%	54.40	43.52	3 Months	78008HT42	$38,000	100%	$570.00 1.50%	$37,430.00 98.50%
2017	ATP Oil & Gas Corporation (ATPG)	16.00%	20.95	13.62	3 Months	78008HT59	$1,221,000	100%	$18,315.00 1.50%	$1,202,685.00 98.50%
2018	Boston Scientific Corporation (BSX)	10.00%	7.10	5.68	3 Months	78008HT67	$277,000	100%	$4,155.00 1.50%	$272,845.00 98.50%
2019	Peabody Energy Corporation (BTU)	11.00%	47.76	38.21	3 Months	78008HT75	$435,000	100%	$6,525.00 1.50%	$428,475.00 98.50%
2020	Citigroup Inc. (C)	11.00%	4.34	3.26	3 Months	78008HT83	$2,001,000	100%	$30,015.00 1.50%	$1,970,985.00 98.50%

(continued on the next page)
RBC Capital Markets Corporation

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Initial Share Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2021	Continental Airlines Inc. (CAL)	20.25%	21.62	16.22	3 Months	78008HT91	$680,000	100%	$10,200.00 1.50%	$669,800.00 98.50%
2022	Delta Air Lines, Inc. (DAL)	16.00%	12.22	9.17	3 Months	78008HU24	$228,000	100%	$3,420.00 1.50%	$224,580.00 98.50%
2023	DryShips Inc. (DRYS)	20.25%	5.95	4.46	3 Months	78008HU32	$1,866,000	100%	$27,990.00 1.50%	$1,838,010.00 98.50%
2024	Ford Motor Company (F)	10.25%	13.57	10.86	3 Months	78008HU40	$1,465,000	100%	$21,975.00 1.50%	$1,443,025.00 98.50%
2025	Fifth Third Bancorp (FITB)	15.50%	14.04	11.23	3 Months	78008HU57	$1,027,000	100%	$15,405.00 1.50%	$1,011,595.00 98.50%
2026	First Solar, Inc. (FSLR)	12.25%	128.36	96.27	3 Months	78008HU65	$359,000	100%	$5,385.00 1.50%	$353,615.00 98.50%
2027	Fuel Systems Solutions Inc. (FSYS)	21.75%	31.41	23.56	3 Months	78008HU73	$1,300,000	100%	$19,500.00 1.50%	$1,280,500.00 98.50%
2028	Green Mountain Coffee Roasters, Inc. (GMCR)	14.50%	84.92	67.94	3 Months	78008HU81	$483,000	100%	$7,245.00 1.50%	$475,755.00 98.50%
2029	Genworth Financial Inc. (GNW)	13.50%	17.29	13.83	3 Months	78008HU99	$1,301,000	100%	$19,515.00 1.50%	$1,281,485.00 98.50%
2030	Hutchinson Technology Incorporated (HTCH)	19.00%	7.84	5.49	3 Months	78008HV23	$471,000	100%	$7,065.00 1.50%	$463,935.00 98.50%
2031	Imax Corporation (IMAX)	19.75%	20.07	15.05	3 Months	78008HV31	$220,000	100%	$3,300.00 1.50%	$216,700.00 98.50%
2032	KeyCorp (KEY)	16.75%	8.62	6.90	3 Months	78008HV49	$459,000	100%	$6,885.00 1.50%	$452,115.00 98.50%
2033	Las Vegas Sands Corp. (LVS)	21.50%	24.69	17.28	3 Months	78008HV56	$1,648,000	100%	$24,720.00 1.50%	$1,623,280.00 98.50%
2034	Massey Energy Company (MEE)	15.50%	41.36	28.95	3 Months	78008HV64	$609,000	100%	$9,135.00 1.50%	$599,865.00 98.50%
2036	McMoRan Exploration Co. (MMR)	19.00%	13.11	9.18	3 Months	78008HV80	$870,000	100%	$13,050.00 1.50%	$856,950.00 98.50%
2037	Melco Crown Entertainment. Ltd. (MPEL)	26.00%	4.72	3.30	3 Months	78008HV98	$63,000	100%	$945.00 1.50%	$62,055.00 98.50%
2038	Northern Oil and Gas, Inc. (NOG)	17.25%	16.62	12.47	3 Months	78008HW22	$209,000	100%	$3,135.00 1.50%	$205,865.00 98.50%
2039	Rackspace Hosting, Inc. (RAX)	17.25%	18.69	14.95	3 Months	78008HW30	$47,000	100%	$705.00 1.50%	$46,295.00 98.50%
2040	Rex Energy Corporation (REXX)	21.50%	12.95	10.36	3 Months	78008HW48	$38,000	100%	$570.00 1.50%	$37,430.00 98.50%
2041	Sprint Nextel Corporation (S)	16.00%	4.09	3.07	3 Months	78008HW55	$494,000	100%	$7,410.00 1.50%	$486,590.00 98.50%
2042	Titanium Metals Corporation (TIE)	17.25%	15.42	12.34	3 Months	78008HW63	$68,000	100%	$1,020.00 1.50%	$66,980.00 98.50%
2043	Trina Solar Limited (TSL)	16.50%	24.96	17.47	3 Months	78008HW71	$882,000	100%	$13,230.00 1.50%	$868,770.00 98.50%
2044	Wynn Resorts Limited (WYNN)	15.25%	88.40	70.72	3 Months	78008HW89	$360,000	100%	$5,400.00 1.50%	$354,600.00 98.50%
2045	United States Steel Corporation (X)	13.25%	56.63	42.47	3 Months	78008HW97	$1,759,000	100%	$26,385.00 1.50%	$1,732,615.00 98.50%
2046	Alcoa Inc. (AA)	10.75%	13.44	10.75	6 Months	78008HX21	$337,000	100%	$5,897.50 1.75%	$331,102.50 98.25%
2047	Amazon.com, Inc. (AMZN)	11.00%	142.02	113.62	6 Months	78008HX39	$306,000	100%	$5,355.00 1.75%	$300,645.00 98.25%
2048	Yamana Gold Inc. (AUY)	11.25%	10.43	7.82	6 Months	78008HX47	$262,000	100%	$4,585.00 1.75%	$257,415.00 98.25%
2049	Bank of America Corporation (BAC)	10.50%	17.47	13.98	6 Months	78008HX54	$293,000	100%	$5,127.50 1.75%	$287,872.50 98.25%

(continued on the next page)
RBC Capital Markets Corporation

P2

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Initial Share Price	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2050	Chesapeake Energy Corporation (CHK)	10.50%	23.65	18.92	6 Months	78008HX62	$206,000	100%	$3,605.00 1.75%	$202,395.00 98.25%
2051	Freeport-McMoRan Copper & Gold, Inc. (FCX)	12.25%	76.15	60.92	6 Months	78008HX70	$144,000	100%	$2,520.00 1.75%	$141,480.00 98.25%
2054	Fuel Systems Solutions Inc. (FSYS)	27.00%	31.41	23.56	3 Months	78008HY46	$530,000	100%	$0.00 0.00%	$530,000.00 100.00%
2055	Market Vectors Gold Miners ETF (GDX)	12.15%	48.46	38.77	6 Months	78008HY61	$1,200,000	100%	$15,000.00 1.25%	$1,185,000.00 98.75%
2056	Delta Air Lines, Inc. (DAL)	14.25%	12.22	8.55	3 Months	78008HY79	$1,120,000	100%	$14,000.00 1.25%	$1,106,000.00 98.75%
2057	United States Steel Corporation (X)	14.20%	56.63	42.47	3 Months	78008HY87	$750,000	100%	$9,375.00 1.25%	$740,625.00 98.75%

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 100%.
The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this pricing supplement in the initial sale of the RevCons. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

P3

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This pricing supplement relates to forty (40) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this pricing supplement are collectively referred to as the “Notes”. Thirty three (33) of the Notes have a term of three months (“Three Month Notes”) and seven (7) have a term of six months (“Six Month Notes”). The term of each Note is indicated above. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	April 27, 2010

Issuance Date:	April 30, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:
Valuation Date:	July 27, 2010
Maturity Date:	July 30, 2010

Six Month Notes:
Valuation Date:	October 26, 2010
Maturity Date:	October 29, 2010

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Share Price:	The closing price of the Reference Stock on the Pricing Date.

Final Share Price:	The closing price of the Reference Stock on the Valuation Date.
RBC Capital Markets Corporation

P4

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets Corporation

P5

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated April 9, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated April 9, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement dated April 9, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910001025/s48101424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets Corporation

P6

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200	100.00%	100.00%	n/a	n/a
$175	100.00%	100.00%	n/a	n/a
$150	100.00%	100.00%	n/a	n/a
$125	100.00%	100.00%	n/a	n/a
$100	100.00%	100.00%	n/a	n/a
$90	100.00%	Physical or Cash Delivery Amount	10	$900
$80	100.00%	Physical or Cash Delivery Amount	10	$800
$75	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.
RBC Capital Markets Corporation

P7

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets Corporation

P8

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008HT34 (ACI): 0.33% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT42 (ATI): 0.33% of each stated interest payment (12.50% in total) will be treated as an interest payment and 12.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT59 (ATPG): 0.33% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT67 (BSX): 0.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT75 (BTU): 0.33% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT83 (C): 0.33% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HT91 (CAL): 0.33% of each stated interest payment (20.25% in total) will be treated as an interest payment and 19.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU24 (DAL): 0.33% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU32 (DRYS): 0.33% of each stated interest payment (20.25% in total) will be treated as an interest payment and 19.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU40 (F): 0.33% of each stated interest payment (10.25% in total) will be treated as an interest payment and 9.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU57 (FITB): 0.33% of each stated interest payment (15.50% in total) will be treated as an interest payment and 15.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU65 (FSLR): 0.33% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation

P9

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008HU73 (FSYS): 0.33% of each stated interest payment (21.75% in total) will be treated as an interest payment and 21.42% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU81 (GMCR): 0.33% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HU99 (GNW): 0.33% of each stated interest payment (13.50% in total) will be treated as an interest payment and 13.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV23 (HTCH): 0.33% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV31 (IMAX): 0.33% of each stated interest payment (19.75% in total) will be treated as an interest payment and 19.42% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV49 (KEY): 0.33% of each stated interest payment (16.75% in total) will be treated as an interest payment and 16.42% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV56 (LVS): 0.33% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV64 (MEE): 0.33% of each stated interest payment (15.50% in total) will be treated as an interest payment and 15.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV80 (MMR): 0.33% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HV98 (MPEL): 0.33% of each stated interest payment (26.00% in total) will be treated as an interest payment and 25.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW22 (NOG): 0.33% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW30 (RAX): 0.33% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation

P10

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008HW48 (REXX): 0.33% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW55 (S): 0.33% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW63 (TIE): 0.33% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW71 (TSL): 0.33% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.17% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW89 (WYNN): 0.33% of each stated interest payment (15.25% in total) will be treated as an interest payment and 14.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HW97 (X): 0.33% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX21 (AA): 0.51% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.24% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX39 (AMZN): 0.51% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.49% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX47 (AUY): 0.51% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.74% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX54 (BAC): 0.51% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.99% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX62 (CHK): 0.51% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.99% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HX70 (FCX): 0.51% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.74% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation

P11

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008HY46 (FSYS): 0.33% of each stated interest payment (27.00% in total) will be treated as an interest payment and 26.67% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HY61 (GDX): 0.51% of each stated interest payment (12.15% in total) will be treated as an interest payment and 11.64% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HY79 (DAL): 0.33% of each stated interest payment (14.25% in total) will be treated as an interest payment and 13.92% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HY87 (X): 0.33% of each stated interest payment (14.20% in total) will be treated as an interest payment and 13.87% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated April 9, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets Corporation

P12

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The Company markets its coal primarily to electric utilities.

•
Allegheny Technologies, Inc., produces specialty materials. The Company's products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron.

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The Company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

•
Boston Scientific Corporation develops, manufactures, and markets minimally invasive medical devices. The Company's products are used in interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology and neuromodulation.

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The Company also trades coal and emission allowances. Peabody owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The Company also a minority interest in a Venezuelan mine through a joint venture.

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The Company's services include investment banking, retail brokerage, corporate banking, and cash management products and services.

•
Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail. The Company, together with Expressjet Airlines, Inc., doing business as Continental Express and its wholly owned subsidiary, Continental Micronesia, Inc., serves airports worldwide. Continental directly serves several European cities, South American cities, Hong Kong, and Tokyo.

RBC Capital Markets Corporation

P13

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

•
DryShips Inc. owns and operates drybulk carriers. Commodities transported by the Company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The Company also owns Ultra Deep Water Rigs.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

•
Fifth Third Bancorp is a diversified financial services company that operates banking centers in in the Midwestern and Southeastern regions of the United States. The Company's principal businesses include retail banking, commercial banking, investment advisory, and data processing.

•	First Solar, Inc. designs and manufactures solar modules. The Company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

•
Fuel Systems Solutions Inc. provides advanced alternative fuel systems technology and components for internal combustion engines. The Company's products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas, and biogas. Fuel Systems is a supplier to original equipment manufacturers and the aftermarket.

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The Company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand. Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions The Company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans. Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

•
Hutchinson Technology Incorporated manufactures and supplies suspension assemblies for hard disk drives. The Company's suspension assemblies hold recording heads in position above the spinning magnetic disks. Hutchinson Technology supplies its products to users of suspension assemblies around the world.

•
Imax Corporation designs and manufactures projection and sound systems for giant-screen theaters and designs custom attractions, including motion simulation theaters, for both large-scale attractions and smaller venues. The Company also manufactures digital image delivery systems in the form of digital projectors.

RBC Capital Markets Corporation

P14

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
KeyCorp is a financial services holding company. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

•
Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The Company operates in United States, Macau and Singapore. Las Vegas Sand Corp's casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities.

•
Massey Energy Company produces, processes, and sells bituminous, low sulfur coal of steam and metallurgical grades through its processing and shipping centers. The Company currently operates coal mines in West Virginia, Kentucky, and Virginia. Massey provides its coal to utility, industrial, and metallurgical customers.

•	McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.

•	Melco Crown Entertainment. Ltd. develops, owns and operates casino gaming and entertainment resort facilities.

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The Company is currently focused on the Rocky Mountain regions of the United States.

•	Rackspace Hosting, Inc. delivers websites, web-based IT systems, and provides related services.

•	Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin, the Appalachian Basin and the southwestern region of the United States.

•
Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business, and government customers. The Company develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, instant national and international push-to-talk capabilities, and a global Tier 1 Internet backbone.

•
Titanium Metals Corporation produces titanium melted and mill products. The Company's products include titanium sponge, melted products, mill products and industrial fabrications which are used in aerospace, industrial, and emerging applications.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots and modules. The Company's solar modules provide reliable and environmentally-friendly electric power for residential, commercial, industrial and other applications worldwide.

RBC Capital Markets Corporation

P15

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The Company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

•
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

•	Yamana Gold Inc. is an intermediate gold producer with production, development stage, and exploration properties throughout Brazil. The Company also holds gold exploration properties in Argentina.

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The Company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

•
Chesapeake Energy Corporation produces oil and natural gas. The Company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States.

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The Company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold also, through a subsidiary, is involved in smelting and refining of copper concentrates.

•	Market Vectors Gold Miners ETF is an exchange-traded fund incorporated in the USA. The Fund seeks investment results that correspond to the price and yield of the Amex Gold Miners Index.

The Market Vectors Gold Miners ETF (GDX)

We have derived all information contained in this pricing supplement regarding the Fund from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck. We make no representation or warranty as to the accuracy or completeness of such information. The Fund is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Fund. The Fund is an Exchange Traded Fund that trades on the NYSE Arca, Inc. under the ticker symbol “GDX.”

RBC Capital Markets Corporation

P16

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

The Fund is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Underlying Index”). The Underlying Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The Underlying Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE, the NYSE Amex or The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Fund may not fully replicate the performance of the Underlying Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Fund under the Securities Act of 1933, as amended, and the 1940 Act, can be located by reference to the SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Market Vectors is a service mark of Van Eck. The Notes are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The NYSE Arca Gold Miners Index

Description of the NYSE Arca Gold Miners Index

We have derived all information contained in this pricing supplement  regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca. Such information reflects the policies of, and is subject to change by, the NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index.

The NYSE Arca Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

RBC Capital Markets Corporation

P17

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE, the NYSE Amex or The NASDAQ Stock Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

Index Calculation

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

 (1)           the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

 (2)           the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

 (3)           the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures:

 •           Diversification Rule 1: If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

RBC Capital Markets Corporation

P18

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

 •           Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of nonmarket forces.

RBC Capital Markets Corporation

P19

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, as well as for the first calendar quarter of 2010 and the period from January 1, 2010 to April 27, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation

P20

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.15	34.31	37.97
4/1/2006	6/30/2006	56.45	37.11	42.37
7/1/2006	9/29/2006	44.13	25.88	28.91
9/30/2006	12/29/2006	37.02	25.85	30.03

1/1/2007	3/30/2007	33.79	27.18	30.69
3/31/2007	6/29/2007	42.08	30.33	34.80
6/30/2007	9/28/2007	37.00	27.76	33.74
9/29/2007	12/31/2007	45.21	32.99	44.93

1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	4/27/2010	28.51	23.09	26.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P21

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	62.23	35.48	61.18
4/1/2006	6/30/2006	87.50	54.80	69.24
7/1/2006	9/29/2006	70.38	55.00	62.19
9/30/2006	12/29/2006	98.65	59.84	90.68

1/1/2007	3/30/2007	110.00	85.10	106.69
3/31/2007	6/29/2007	119.65	99.17	104.88
6/30/2007	9/28/2007	116.25	80.00	109.95
9/29/2007	12/31/2007	115.51	82.59	86.40

1/1/2008	3/31/2008	87.32	59.02	71.36
4/1/2008	6/30/2008	84.95	58.40	59.28
7/1/2008	9/30/2008	58.75	26.65	29.55
10/1/2008	12/31/2008	29.74	15.00	25.53

1/1/2009	3/31/2009	31.82	16.92	21.93
4/1/2009	6/30/2009	44.07	21.22	34.93
7/1/2009	9/30/2009	36.94	25.80	34.99
10/1/2009	12/31/2009	46.30	29.62	44.77

1/1/2010	3/31/2010	56.16	39.03	53.99
4/1/2010	4/27/2010	58.25	50.33	54.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P22

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.05	36.05	43.91
4/1/2006	6/30/2006	49.70	35.05	41.93
7/1/2006	9/29/2006	43.30	35.37	36.94
9/30/2006	12/29/2006	47.25	34.18	39.57

1/1/2007	3/30/2007	43.65	35.15	37.60
3/31/2007	6/29/2007	49.00	37.46	48.64
6/30/2007	9/28/2007	49.39	38.44	47.03
9/29/2007	12/31/2007	57.58	43.21	50.54

1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	4/27/2010	23.97	18.55	20.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P23

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	26.55	20.57	23.05
4/1/2006	6/30/2006	23.58	16.47	16.84
7/1/2006	9/29/2006	18.10	14.45	14.79
9/30/2006	12/29/2006	17.35	14.45	17.18

1/1/2007	3/30/2007	18.69	13.88	14.54
3/31/2007	6/29/2007	16.85	14.39	15.34
6/30/2007	9/28/2007	15.82	12.11	13.95
9/29/2007	12/31/2007	15.31	11.27	11.63

1/1/2008	3/31/2008	13.27	10.76	12.87
4/1/2008	6/30/2008	14.22	12.09	12.29
7/1/2008	9/30/2008	14.20	11.63	12.27
10/1/2008	12/31/2008	11.90	5.41	7.74

1/1/2009	3/31/2009	9.63	6.08	7.95
4/1/2009	6/30/2009	10.57	7.65	10.14
7/1/2009	9/30/2009	11.77	9.58	10.59
10/1/2009	12/31/2009	10.52	7.85	9.00

1/1/2010	3/31/2010	9.79	6.31	7.22
4/1/2010	4/27/2010	7.54	6.76	7.10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P24

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.15	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/29/2006	56.00	30.85	34.43
9/30/2006	12/29/2006	45.49	31.88	37.83

1/1/2007	3/30/2007	41.76	33.89	37.67
3/31/2007	6/29/2007	52.20	37.41	45.30
6/30/2007	9/28/2007	47.74	35.97	44.82
9/29/2007	12/31/2007	62.55	44.49	61.64

1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75

1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.22
10/1/2009	12/31/2009	48.14	34.54	45.21

1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	4/27/2010	50.25	44.21	47.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P25

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.33	44.85	47.23
4/1/2006	6/30/2006	50.71	47.17	48.24
7/1/2006	9/29/2006	50.35	46.22	49.67
9/30/2006	12/29/2006	56.66	48.83	55.70

1/1/2007	3/30/2007	56.28	48.05	51.34
3/31/2007	6/29/2007	55.53	50.41	51.29
6/30/2007	9/28/2007	52.97	44.66	46.67
9/29/2007	12/31/2007	48.77	28.80	29.44

1/1/2008	3/31/2008	29.89	18.00	21.42
4/1/2008	6/30/2008	27.35	16.58	16.76
7/1/2008	9/30/2008	22.21	12.85	20.51
10/1/2008	12/31/2008	23.50	3.05	6.71

1/1/2009	3/31/2009	7.58	0.97	2.53
4/1/2009	6/30/2009	4.48	2.43	2.97
7/1/2009	9/30/2009	5.42	2.55	4.84
10/1/2009	12/31/2009	5.00	3.15	3.31

1/1/2010	3/31/2010	4.40	3.11	4.05
4/1/2010	4/27/2010	5.07	4.10	4.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P26

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	28.88	16.77	26.90
4/1/2006	6/30/2006	31.02	22.56	29.80
7/1/2006	9/29/2006	32.04	22.05	28.31
9/30/2006	12/29/2006	46.29	28.56	41.25

1/1/2007	3/30/2007	52.40	35.23	36.39
3/31/2007	6/29/2007	44.10	32.01	33.87
6/30/2007	9/28/2007	38.61	26.21	33.03
9/29/2007	12/31/2007	37.79	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.40	9.70	10.11
7/1/2008	9/30/2008	21.39	5.91	16.68
10/1/2008	12/31/2008	20.89	9.90	18.06

1/1/2009	3/31/2009	21.83	6.38	8.81
4/1/2009	6/30/2009	15.75	7.86	8.86
7/1/2009	9/30/2009	17.55	8.87	16.44
10/1/2009	12/31/2009	18.73	10.94	17.92

1/1/2010	3/31/2010	23.64	16.82	21.97
4/1/2010	4/27/2010	24.28	19.90	21.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P27

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
3/31/2007	6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.97	7.94	8.60
4/1/2008	6/30/2008	10.75	4.84	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	11.90	5.11	11.46

1/1/2009	3/31/2009	12.65	3.52	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	4/27/2010	14.94	12.11	12.22

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P28

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.84	9.90	10.58
4/1/2006	6/30/2006	11.25	8.50	10.79
7/1/2006	9/29/2006	14.89	10.28	13.40
9/30/2006	12/29/2006	18.06	12.63	18.01

1/1/2007	3/30/2007	23.67	16.85	22.53
3/31/2007	6/29/2007	44.75	22.66	43.38
6/30/2007	9/28/2007	93.35	43.51	90.85
9/29/2007	12/31/2007	131.34	69.63	77.40

1/1/2008	3/31/2008	88.49	48.24	59.91
4/1/2008	6/30/2008	116.43	58.65	80.18
7/1/2008	9/30/2008	81.45	30.52	35.49
10/1/2008	12/31/2008	38.86	3.04	10.66

1/1/2009	3/31/2009	17.35	2.73	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/31/2009	7.62	5.66	5.82

1/1/2010	3/31/2010	6.95	5.07	5.84
4/1/2010	4/27/2010	6.82	5.88	5.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P29

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	8.96	7.39	7.96
4/1/2006	6/30/2006	8.00	6.18	6.93
7/1/2006	9/29/2006	9.46	6.07	8.09
9/30/2006	12/29/2006	9.19	6.85	7.51

1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	4/27/2010	14.57	12.34	13.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P30

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.43	36.30	39.36
4/1/2006	6/30/2006	41.02	35.86	36.95
7/1/2006	9/29/2006	40.18	35.95	38.08
9/30/2006	12/29/2006	41.56	37.75	40.93

1/1/2007	3/30/2007	41.41	37.93	38.69
3/31/2007	6/29/2007	43.32	37.88	39.77
6/30/2007	9/28/2007	41.17	33.60	33.88
9/29/2007	12/31/2007	35.33	24.82	25.13

1/1/2008	3/31/2008	28.58	20.25	20.92
4/1/2008	6/30/2008	23.75	8.96	10.18
7/1/2008	9/30/2008	21.00	7.96	11.90
10/1/2008	12/31/2008	14.75	6.33	8.26

1/1/2009	3/31/2009	8.65	1.01	2.92
4/1/2009	6/30/2009	9.15	2.50	7.10
7/1/2009	9/30/2009	11.20	6.34	10.13
10/1/2009	12/31/2009	10.90	8.76	9.75

1/1/2010	3/31/2010	14.04	9.82	13.59
4/1/2010	4/27/2010	15.95	13.47	14.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P31

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	30.00	23.59	29.80

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.10	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.95	267.14

1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	4/27/2010	139.38	118.94	128.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P32

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.70	9.96	13.04
4/1/2006	6/30/2006	24.98	12.04	21.34
7/1/2006	9/29/2006	22.42	11.08	12.72
9/30/2006	12/29/2006	23.11	11.68	22.08

1/1/2007	3/30/2007	25.11	16.49	18.52
3/31/2007	6/29/2007	19.70	14.95	16.58
6/30/2007	9/28/2007	22.38	16.13	17.86
9/29/2007	12/31/2007	21.00	12.60	14.29

1/1/2008	3/31/2008	14.94	9.80	13.33
4/1/2008	6/30/2008	41.84	12.96	38.50
7/1/2008	9/30/2008	61.22	25.68	34.45
10/1/2008	12/31/2008	39.99	21.92	32.76

1/1/2009	3/31/2009	36.32	9.87	13.48
4/1/2009	6/30/2009	26.75	12.95	20.19
7/1/2009	9/30/2009	38.31	18.14	35.99
10/1/2009	12/31/2009	52.46	30.73	41.24

1/1/2010	3/31/2010	51.93	26.10	31.96
4/1/2010	4/27/2010	34.89	29.50	31.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P33

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	9.27	8.44	8.83
4/1/2006	6/30/2006	10.03	7.85	8.93
7/1/2006	9/29/2006	9.17	7.78	8.18
9/30/2006	12/29/2006	11.91	8.00	10.94

1/1/2007	3/30/2007	14.56	10.93	14.01
3/31/2007	6/29/2007	18.15	13.48	17.50
6/30/2007	9/28/2007	28.62	17.37	22.13
9/29/2007	12/31/2007	28.00	19.73	27.13

1/1/2008	3/31/2008	27.88	16.67	21.10
4/1/2008	6/30/2008	29.83	19.40	25.05
7/1/2008	9/30/2008	28.00	20.97	26.23
10/1/2008	12/31/2008	27.33	15.57	25.80

1/1/2009	3/31/2009	33.66	21.40	32.00
4/1/2009	6/30/2009	63.63	30.57	59.12
7/1/2009	9/30/2009	75.88	53.29	73.84
10/1/2009	12/31/2009	82.95	59.60	81.47

1/1/2010	3/31/2010	98.50	78.12	96.82
4/1/2010	4/27/2010	99.59	80.71	84.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P34

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.13	31.54	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/29/2006	36.37	32.96	35.01
9/30/2006	12/29/2006	36.47	32.18	34.21

1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.20	26.50	30.73
9/29/2007	12/31/2007	31.99	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.70	17.81
7/1/2008	9/30/2008	19.60	3.51	8.61
10/1/2008	12/31/2008	8.32	0.71	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.76	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.38	11.35

1/1/2010	3/31/2010	18.70	11.52	18.34
4/1/2010	4/27/2010	19.36	17.24	17.29

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P35

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	31.24	25.76	30.17
4/1/2006	6/30/2006	30.79	20.82	21.63
7/1/2006	9/29/2006	22.38	17.31	21.03
9/30/2006	12/29/2006	24.58	20.65	23.57

1/1/2007	3/30/2007	24.18	20.36	23.35
3/31/2007	6/29/2007	23.50	17.69	18.81
6/30/2007	9/28/2007	25.54	18.61	24.60
9/29/2007	12/31/2007	27.85	22.91	26.32

1/1/2008	3/31/2008	26.63	15.00	15.91
4/1/2008	6/30/2008	17.08	13.43	13.44
7/1/2008	9/30/2008	16.30	10.59	11.58
10/1/2008	12/31/2008	11.84	1.72	3.48

1/1/2009	3/31/2009	4.48	1.25	2.60
4/1/2009	6/30/2009	3.05	1.49	1.95
7/1/2009	9/30/2009	8.74	1.88	7.10
10/1/2009	12/31/2009	10.46	5.54	10.26

1/1/2010	3/31/2010	11.51	5.83	6.24
4/1/2010	4/27/2010	8.15	5.88	7.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P36

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	10.95	7.14	10.15
4/1/2006	6/30/2006	10.38	8.17	9.16
7/1/2006	9/29/2006	10.92	4.43	4.89
9/30/2006	12/29/2006	5.20	3.32	3.76

1/1/2007	3/30/2007	5.52	3.61	5.04
3/31/2007	6/29/2007	5.68	4.06	4.22
6/30/2007	9/28/2007	5.21	3.72	4.20
9/29/2007	12/31/2007	7.94	4.05	6.82

1/1/2008	3/31/2008	7.39	5.27	6.97
4/1/2008	6/30/2008	7.74	6.45	6.84
7/1/2008	9/30/2008	8.28	5.65	5.92
10/1/2008	12/31/2008	5.94	2.42	4.46

1/1/2009	3/31/2009	5.49	3.78	4.31
4/1/2009	6/30/2009	8.49	4.28	8.12
7/1/2009	9/30/2009	10.13	7.14	9.41
10/1/2009	12/31/2009	13.87	9.00	13.30

1/1/2010	3/31/2010	18.25	11.50	17.99
4/1/2010	4/27/2010	21.29	16.46	20.07

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P37

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	37.67	32.96	36.80
4/1/2006	6/30/2006	38.31	34.24	35.68
7/1/2006	9/29/2006	38.15	34.48	37.44
9/30/2006	12/29/2006	38.62	35.73	38.03

1/1/2007	3/30/2007	39.90	35.94	37.47
3/31/2007	6/29/2007	38.95	34.15	34.33
6/30/2007	9/28/2007	37.09	31.38	32.33
9/29/2007	12/31/2007	34.05	21.56	23.45

1/1/2008	3/31/2008	27.23	20.19	21.95
4/1/2008	6/30/2008	26.12	10.80	10.98
7/1/2008	9/30/2008	16.00	7.94	11.94
10/1/2008	12/31/2008	15.20	4.99	8.52

1/1/2009	3/31/2009	9.31	4.84	7.87
4/1/2009	6/30/2009	9.81	4.46	5.24
7/1/2009	9/30/2009	7.06	4.40	6.50
10/1/2009	12/31/2009	6.85	5.29	5.55

1/1/2010	3/31/2010	8.18	5.65	7.75
4/1/2010	4/27/2010	9.84	7.72	8.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P38

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	58.02	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/29/2006	77.86	57.71	68.35
9/30/2006	12/29/2006	97.25	66.06	89.48

1/1/2007	3/30/2007	109.45	81.01	86.61
3/31/2007	6/29/2007	91.91	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	4/27/2010	26.56	20.70	24.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P39

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.51	33.10	36.07
4/1/2006	6/30/2006	44.34	32.15	36.00
7/1/2006	9/29/2006	37.05	18.77	20.94
9/30/2006	12/29/2006	27.98	19.31	23.23

1/1/2007	3/30/2007	26.35	21.57	23.99
3/31/2007	6/29/2007	30.73	24.00	26.65
6/30/2007	9/28/2007	26.80	16.02	21.82
9/29/2007	12/31/2007	37.98	21.50	35.75

1/1/2008	3/31/2008	44.00	26.69	36.50
4/1/2008	6/30/2008	95.70	35.33	93.75
7/1/2008	9/30/2008	93.98	31.17	35.67
10/1/2008	12/31/2008	35.00	10.06	13.79

1/1/2009	3/31/2009	18.69	9.62	10.12
4/1/2009	6/30/2009	26.46	9.80	19.54
7/1/2009	9/30/2009	33.51	15.85	27.89
10/1/2009	12/31/2009	44.25	25.52	42.01

1/1/2010	3/31/2010	54.66	37.41	52.29
4/1/2010	4/27/2010	54.80	41.14	41.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P40

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	21.12	16.77	17.84
4/1/2006	6/30/2006	19.63	14.44	17.60
7/1/2006	9/29/2006	19.42	16.60	17.74
9/30/2006	12/29/2006	18.46	13.95	14.22

1/1/2007	3/30/2007	15.53	11.03	13.71
3/31/2007	6/29/2007	15.72	12.51	14.00
6/30/2007	9/28/2007	17.93	12.96	13.45
9/29/2007	12/31/2007	15.80	10.72	13.09

1/1/2008	3/31/2008	18.44	12.50	17.29
4/1/2008	6/30/2008	35.50	17.50	27.52
7/1/2008	9/30/2008	29.85	19.58	23.64
10/1/2008	12/31/2008	23.25	7.39	9.80

1/1/2009	3/31/2009	12.35	3.14	4.70
4/1/2009	6/30/2009	7.71	4.26	5.96
7/1/2009	9/30/2009	9.35	4.72	7.55
10/1/2009	12/31/2009	9.78	6.77	8.02

1/1/2010	3/31/2010	18.79	8.21	14.63
4/1/2010	4/27/2010	17.10	12.75	13.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P41

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	23.00	18.89	21.26

1/1/2007	3/30/2007	22.34	14.12	16.14
3/31/2007	6/29/2007	19.45	11.29	12.56
6/30/2007	9/28/2007	17.00	9.95	16.50
9/29/2007	12/31/2007	19.09	11.34	11.56

1/1/2008	3/31/2008	13.23	8.20	11.38
4/1/2008	6/30/2008	14.76	9.00	9.32
7/1/2008	9/30/2008	9.63	3.78	3.99
10/1/2008	12/31/2008	4.89	2.31	3.17

1/1/2009	3/31/2009	4.65	2.27	3.28
4/1/2009	6/30/2009	6.60	3.32	4.50
7/1/2009	9/30/2009	8.45	4.06	6.96
10/1/2009	12/31/2009	7.35	3.26	3.37

1/1/2010	3/31/2010	5.37	3.30	4.82
4/1/2010	4/27/2010	5.68	4.55	4.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P42

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	7.14	6.98	7.09
4/1/2008	6/30/2008	16.40	6.99	13.28
7/1/2008	9/30/2008	13.98	5.15	8.13
10/1/2008	12/31/2008	8.10	2.06	2.60

1/1/2009	3/31/2009	4.12	2.01	3.60
4/1/2009	6/30/2009	8.47	3.42	6.37
7/1/2009	9/30/2009	8.44	4.77	8.40
10/1/2009	12/31/2009	12.63	7.66	11.84

1/1/2010	3/31/2010	16.22	10.49	15.85
4/1/2010	4/27/2010	17.75	15.40	16.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P43

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
7/1/2008	9/30/2008	11.95	8.14	9.77
10/1/2008	12/31/2008	9.50	4.47	5.38

1/1/2009	3/31/2009	7.99	4.24	7.49
4/1/2009	6/30/2009	14.87	7.23	13.86
7/1/2009	9/30/2009	18.62	11.88	17.06
10/1/2009	12/31/2009	23.50	16.17	20.85

1/1/2010	3/31/2010	23.36	16.45	18.73
4/1/2010	4/27/2010	21.36	18.55	18.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P44

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
6/30/2007	9/28/2007	11.05	7.61	8.05
9/29/2007	12/31/2007	12.00	8.08	11.93

1/1/2008	3/31/2008	17.93	9.50	16.64
4/1/2008	6/30/2008	29.90	16.09	26.40
7/1/2008	9/30/2008	27.15	13.84	15.76
10/1/2008	12/31/2008	15.58	2.36	2.94

1/1/2009	3/31/2009	4.35	0.99	2.87
4/1/2009	6/30/2009	7.66	2.49	5.70
7/1/2009	9/30/2009	8.58	4.02	8.35
10/1/2009	12/31/2009	13.48	7.38	12.00

1/1/2010	3/31/2010	15.38	10.78	11.39
4/1/2010	4/27/2010	14.08	11.31	12.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P45

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	23.80	20.39	23.44
4/1/2006	6/30/2006	24.39	19.38	19.99
7/1/2006	9/29/2006	20.77	15.96	17.15
9/30/2006	12/29/2006	20.62	16.76	18.89

1/1/2007	3/30/2007	20.42	16.93	18.96
3/31/2007	6/29/2007	23.42	18.89	20.71
6/30/2007	9/28/2007	22.63	17.24	19.00
9/29/2007	12/31/2007	19.70	12.96	13.13

1/1/2008	3/31/2008	13.16	5.49	6.69
4/1/2008	6/30/2008	9.94	6.27	9.50
7/1/2008	9/30/2008	9.69	5.75	6.10
10/1/2008	12/31/2008	6.72	1.35	1.83

1/1/2009	3/31/2009	4.20	1.83	3.57
4/1/2009	6/30/2009	5.94	3.49	4.81
7/1/2009	9/30/2009	4.91	3.50	3.95
10/1/2009	12/31/2009	4.41	2.78	3.66

1/1/2010	3/31/2010	4.23	3.10	3.80
4/1/2010	4/27/2010	4.38	3.82	4.09

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P46

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	25.88	15.96	24.28
4/1/2006	6/30/2006	47.59	24.50	34.38
7/1/2006	9/29/2006	34.88	22.77	25.28
9/30/2006	12/29/2006	33.92	23.20	29.51

1/1/2007	3/30/2007	38.85	27.74	35.88
3/31/2007	6/29/2007	39.80	30.31	31.90
6/30/2007	9/28/2007	35.32	25.75	33.56
9/29/2007	12/31/2007	36.50	25.27	26.45

1/1/2008	3/31/2008	26.78	13.29	15.05
4/1/2008	6/30/2008	19.65	13.33	13.99
7/1/2008	9/30/2008	14.90	9.80	11.34
10/1/2008	12/31/2008	11.29	5.31	8.81

1/1/2009	3/31/2009	9.78	4.04	5.47
4/1/2009	6/30/2009	11.52	5.25	9.19
7/1/2009	9/30/2009	10.63	7.34	9.59
10/1/2009	12/31/2009	13.18	8.39	12.52

1/1/2010	3/31/2010	17.25	10.55	16.59
4/1/2010	4/27/2010	17.33	15.34	15.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P47

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	13.38	9.41	9.45

1/1/2007	3/30/2007	25.47	8.80	22.04
3/31/2007	6/29/2007	34.45	19.38	25.73
6/30/2007	9/28/2007	36.53	19.40	28.49
9/29/2007	12/31/2007	34.13	16.30	26.90

1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	4/27/2010	27.57	23.28	24.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P48

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	66.24	44.11	64.64
4/1/2006	6/30/2006	67.45	54.56	61.65
7/1/2006	9/29/2006	66.32	51.16	57.20
9/30/2006	12/29/2006	88.44	55.95	84.31

1/1/2007	3/30/2007	102.95	80.01	85.22
3/31/2007	6/29/2007	97.00	76.84	80.57
6/30/2007	9/28/2007	151.63	79.43	141.54
9/29/2007	12/31/2007	158.24	104.05	105.58

1/1/2008	3/31/2008	117.49	85.61	94.76
4/1/2008	6/30/2008	109.74	73.14	76.60
7/1/2008	9/30/2008	112.74	65.23	76.87
10/1/2008	12/31/2008	78.80	26.56	39.79

1/1/2009	3/31/2009	52.16	13.65	18.80
4/1/2009	6/30/2009	47.80	18.38	33.24
7/1/2009	9/30/2009	70.52	27.35	66.75
10/1/2009	12/31/2009	67.70	48.72	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	4/27/2010	92.64	75.25	88.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P49

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.52	56.15	70.12
7/1/2006	9/29/2006	70.66	53.63	57.68
9/30/2006	12/29/2006	79.01	54.18	73.14

1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.47	105.94
9/29/2007	12/31/2007	121.11	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	4/27/2010	70.95	56.08	56.63

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P50

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/29/2006	34.00	26.60	28.04
9/30/2006	12/29/2006	31.30	26.39	30.01

1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	4/27/2010	15.15	13.42	13.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P51

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.59	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.25	68.02	93.15
9/29/2007	12/31/2007	101.04	76.50	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28

1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	4/27/2010	151.09	130.78	142.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P52

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	15.44	11.68	14.36
3/31/2007	6/29/2007	15.25	11.02	11.12
6/30/2007	9/28/2007	13.02	8.41	11.78
9/29/2007	12/31/2007	15.85	11.04	12.94

1/1/2008	3/31/2008	19.93	13.26	14.62
4/1/2008	6/30/2008	16.99	12.24	16.54
7/1/2008	9/30/2008	17.00	7.27	8.33
10/1/2008	12/31/2008	8.80	3.31	7.72

1/1/2009	3/31/2009	9.75	5.80	9.25
4/1/2009	6/30/2009	11.99	7.36	8.84
7/1/2009	9/30/2009	11.49	8.22	10.71
10/1/2009	12/31/2009	14.37	10.00	11.38

1/1/2010	3/31/2010	13.06	9.61	9.85
4/1/2010	4/27/2010	10.72	9.83	10.43

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P53

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/29/2006	54.00	47.59	53.57
9/30/2006	12/29/2006	55.08	51.32	53.39

1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.77	46.52	50.27
9/29/2007	12/31/2007	52.95	40.61	41.26

1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	4/27/2010	19.82	17.41	17.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P54

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/29/2006	33.76	28.07	28.98
9/30/2006	12/29/2006	34.27	27.92	29.05

1/1/2007	3/30/2007	31.83	27.27	30.88
3/31/2007	6/29/2007	37.75	30.88	34.60
6/30/2007	9/28/2007	37.15	31.38	35.26
9/29/2007	12/31/2007	41.19	35.25	39.20

1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17

1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88

1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	4/27/2010	24.91	23.30	23.65

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P55

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/29/2006	59.92	45.77	51.96
9/30/2006	12/29/2006	62.14	46.44	55.73

1/1/2007	3/30/2007	67.19	48.98	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.48	67.08	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	4/27/2010	88.30	75.70	76.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P56

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
4/1/2006	6/30/2006	39.81	31.82	38.70
7/1/2006	9/29/2006	42.58	33.86	35.65
9/30/2006	12/29/2006	42.32	32.41	39.91

1/1/2007	3/30/2007	43.32	36.20	39.42
3/31/2007	6/29/2007	42.85	36.63	37.89
6/30/2007	9/28/2007	45.96	32.79	45.10
9/29/2007	12/31/2007	53.60	42.31	45.85

1/1/2008	3/31/2008	56.87	44.88	47.75
4/1/2008	6/30/2008	51.43	41.61	48.52
7/1/2008	9/30/2008	51.83	27.36	34.08
10/1/2008	12/31/2008	35.49	15.83	33.88

1/1/2009	3/31/2009	38.93	27.15	36.88
4/1/2009	6/30/2009	45.10	30.81	37.76
7/1/2009	9/30/2009	48.40	34.05	45.29
10/1/2009	12/31/2009	55.40	40.92	46.21

1/1/2010	3/31/2010	51.16	39.48	44.41
4/1/2010	4/27/2010	49.11	45.36	48.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

P57

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

RBC Capital Markets Corporation

P58